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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Amendment No. 3 to Form S-3 of Electronics for Imaging, Inc. and to the incorporation by reference therein of our report dated March 10, 2003, with respect to the consolidated financial statements of Printcafe Software, Inc. included in the Registration Statement (Form S-4 No. 333-103954) which also constitutes the Prospectus of Electronics for Imaging, Inc. for the registration of 2,390,497 shares of its common stock filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
January 13, 2004